UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 22, 2022

Concentrix SREV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

707 17th Street, 25th Floor, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 889-8500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SREV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note
As previously disclosed, on July 20, 2022, Concentrix Merger Sub, Inc., a Delaware corporation (“Acquisition Sub”) and wholly owned subsidiary of Concentrix Corporation (“Parent”), merged with and into ServiceSource International, Inc., a Delaware corporation (the “Company”), with the Company surviving under the name “Concentrix ServiceSource Inc.” and becoming a wholly owned subsidiary of Parent.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 22, 2022, the Company amended and restated its Certificate of Incorporation to (i) change the name of the Company to Concentrix SREV, Inc., (ii) discontinue the staggered election of the Company’s board of directors, (iii) permit the Company’s sole shareholder to act by written consent, and (iv) make certain other changes to reflect that the Company is no longer a publicly traded company. A copy of the Company’s Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Concentrix SREV, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2022	Concentrix SREV, Inc.

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal